 Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Stock Symbol: BFSB
Traded on NASDAQ
Capital Market

CONTACTS:
Gregg J. Wagner
President and Chief Executive Officer
(718) 855-8500

BROOKLYN FEDERAL BANCORP, INC. RECEIVES DEFICIENCY NOTICE FROM NASDAQ

Brooklyn, New York – September 9, 2011. On September 6, 2011, Brooklyn Federal Bancorp, Inc. (the “Company”) received a letter (the “Notification Letter”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it no longer meets the NASDAQ Capital Market’s continued listing requirements under NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”).  The Notification Letter states that the minimum bid price of the Company’s common stock has traded below $1.00 per share for 30 consecutive business days and that the Company is therefore not in compliance with the Bid Price Rule.

The Notification Letter has no effect at this time on the listing of the Company’s common stock on the NASDAQ Capital Market and the Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “BFSB.”

The Notification Letter states that the Company will be afforded 180 calendar days, or until March 5, 2012, to regain compliance with the Bid Price Rule.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days.  If the Company does not regain compliance by March 5, 2012, NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Capital Market.  The Company may, however, be eligible for an additional grace period if certain conditions are met.  The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.

The Company intends to actively monitor the bid price of its common stock and will consider available options to resolve the deficiency and regain compliance with the NASDAQ requirements.  However, the Company is also a party to a definitive merger agreement (the “Merger Agreement”), under which the Company is expected to merge with Investors Bancorp, Inc. (the “Merger”) in the fourth quarter of 2011, which is expected to result in the cancellation of all of the Company’s outstanding common stock, thereby rendering the Bid Price Rule deficiency moot.

Caution About Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transaction discussed herein.  Although it is believed that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any results expressed or implied by such forward-looking statements or that the Company will close on the Merger by the anticipated closing date.  Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approval and Stockholder Approval (as defined below) will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011 and other filings made by the Company with the Securities and Exchange Commission (the “SEC”).  Forward-looking statements speak only as of the date on which such statements are made.  No obligation is being undertaken to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed by the Company with the SEC on Form 8-K on August 17, 2011.  Stockholders are urged to read the Merger Agreement for a more complete understanding of the terms of the Merger.

This press release does not constitute a solicitation of any vote or approval.  The Company will be filing with the SEC a proxy statement (the “Special Meeting Proxy”) related to its upcoming special meeting of shareholders wherein shareholders will be asked to approve the Merger Agreement and related transactions, including the Merger (“Stockholder Approval”).  We urge stockholders to read the Special Meeting Proxy other related documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from Gregg J. Wagner, President and Chief Executive Officer of the Company, at (718) 855-8500.

The directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies for Stockholder Approval.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Stockholder Approval will be set forth in the Special Meeting Proxy and the other relevant documents to be filed with the SEC.  Stockholders are urged to read the Special Meeting Proxy when it becomes available and any other relevant documents filed by the Company with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You can find information about the Company’s executive officers and directors in the proxy statement related to its 2011 annual meeting of shareholders, which was filed on August 22, 2011.

SOURCE Brooklyn Federal Bancorp, Inc.